NEWS RELEASE

CONTACT:        Kenneth J. Wagner, SVP Investor Relations
                Provident Financial Services, Inc.
                (201) 915-5344

FOR RELEASE:    7:43 A.M. Eastern Time: April 25, 2007


         Provident Financial Services, Inc. Announces Quarterly Earnings


JERSEY CITY, NJ, April 25, 2007 -/ PRNewswire-First Call/ Provident Financial Services, Inc. (NYSE:PFS) (the "Company") reported basic and diluted earnings per share of $0.18, and net income of $10.8 million for the quarter ended March 31, 2007. This compares with basic and diluted earnings per share of $0.22 and net income of $13.8 million for the same period in 2006. Net income and earnings per share for the three months ended March 31, 2007 were favorably impacted by the receipt of $531,000, net of tax, attributable to interest earned on Federal income taxes refunded in connection with a previous acquisition.

Paul M. Pantozzi, Chairman and Chief Executive Officer, commented, "The unfavorable interest rate environment that prevailed in 2006 continued in the first quarter of 2007. In response to this challenge, we continued to reposition our earning assets and minimize wholesale borrowings to control long-term interest rate risk. We also continued to manage our overhead expenses to preserve profitability, while remaining focused on asset quality." Pantozzi added, "Our acquisition of First Morris Bank & Trust was completed April 1, and, therefore, the impact of that transaction is not reflected in our first quarter financials. As with our balance sheet, credit risk, expense and capital management strategies, we believe the addition of the First Morris franchise will assist in positioning us for delivery of long-term stockholder value."

Declaration of Quarterly Dividend

The Company's Board of Directors declared a quarterly cash dividend of $0.10 per common share payable on May 31, 2007, to stockholders of record as of the close of business on May 15, 2007.

Balance Sheet Summary

Total assets were $5.70 billion at March 31, 2007, compared to $5.74 billion at December 31, 2006, as cash flows from reductions in securities balances and repayments on loans were used to fund repayments of borrowings, deposit outflows and common stock repurchases.

Total investments decreased $69.2 million, or 5.7%, during the three months ended March 31, 2007. The decrease was primarily attributable to paydowns on mortgage-backed securities and maturities of debt securities.

The Company's net loans decreased $18.7 million, or 0.5%, to $3.73 billion at March 31, 2007, from $3.75 billion at December 31, 2006, as repayments outpaced loan originations of $265.3 million and loan purchases of $6.7 million. Net increases of $44.9 million in commercial and multi-family mortgage loans were more than offset by decreases of $25.2 million in commercial loans, $18.7 million in construction loans, $12.4 million in residential mortgage loans and $6.9 million in consumer loans. Commercial real estate, construction and commercial loans represented 41.5% of the loan portfolio at March 31, 2007, compared to 41.3% at December 31, 2006.

At March 31, 2007, the Company's unfunded loan pipeline totaled $705.5 million, including $244.3 million in construction loan commitments, $181.6 million in commercial loan commitments and $87.0 million in commercial mortgage commitments. The unfunded loan pipeline at December 31, 2006 was $772.6 million.

Other assets increased $52.5 million, to $108.3 million at March 31, 2007, from $55.8 million at December 31, 2006, due primarily to the pre-funding of the cash consideration payable in connection with the Company's acquisition of First Morris Bank & Trust that was consummated effective April 1, 2007.

Borrowed funds decreased $25.9 million, or 3.1%, during the three months ended March 31, 2007, as a result of maturities, calls and paydowns on amortizing advances.

Total deposits decreased $15.9 million, or 0.4%, during the three months ended March 31, 2007. Total deposits were $3.81 billion at March 31, 2007, with core deposits, consisting of savings and demand deposit accounts, representing 59.0% of total deposits.

Common stock repurchases for the three months ended March 31, 2007, totaled 682,000 shares at an average cost of $18.34 per share. At March 31, 2007, 2.5 million shares remained eligible for repurchase under the current authorization. At March 31, 2007, book value per share and tangible book value per share were $16.22 and $9.37, respectively, compared with $16.12 and $9.32, respectively, at December 31, 2006.

Results of Operations

Net Interest Margin

The net interest margin decreased 6 basis points to 3.02% for the quarter ended March 31, 2007, from 3.08% for the quarter ended December 31, 2006. The net interest margin for the quarter ended March 31, 2007 decreased 29 basis points compared with the net interest margin of 3.31% for the quarter ended March 31, 2006. The weighted average rate for interest-earning assets was 5.72% for the three months ended March 31, 2007, compared with 5.66% for the trailing quarter and 5.35% for the three months ended March 31, 2006. The weighted average rate for interest-bearing liabilities was 3.18% for the quarter ended March 31, 2007, compared with 3.03% for the trailing quarter and 2.43% for the first quarter of 2006.

The increased rates on interest-earning assets and interest-bearing liabilities reflect the repricing to higher market interest rates experienced throughout 2006. The compression in the net interest margin for the three months ended March 31, 2007 is reflective of the prolonged flat or inverted yield curve. Since the Board of Governors of the Federal Reserve began its interest rate tightening campaign in June 2004, the Federal funds borrowing rate has been increased 17 times, for a total of 425 basis points. This has had an unfavorable impact on the repricing of deposits, which are priced off of the short end of the yield curve. The Company has continued its near-term strategy of de-leveraging the balance sheet in the current interest rate environment, but has nevertheless experienced net interest margin compression as competitive deposit pricing, while less costly than comparable wholesale borrowings, has increased funding costs faster than earning asset yields have grown. Interest expense on deposits increased $6.5 million for the three months ended March 31, 2007, compared with the same period last year, despite a $60.5 decrease in average deposits for the three months ended March 31, 2007, compared with the same period last year. The average cost of deposits for the three months ended March 31, 2007 was 2.92%, compared with 2.81% for the trailing quarter and 2.10% for the same period last year. Wholesale borrowing costs also increased $458,000 in the current quarter, compared with the same period last year, despite a $137.9 million decrease in average borrowings for the three months ended March 31, 2007, compared with the same period last year. The average cost of borrowings for the three months ended March 31, 2007 was 4.26%, compared with 3.95% for the trailing quarter and 3.61% for the same period last year.

Non-Interest Income

Non-interest income totaled $7.7 million for the quarter ended March 31, 2007, an increase of $393,000, or 5.4%, compared to the same period in 2006. A $381,000 decrease in fee income was more than offset by a $706,000 increase in other income for the quarter ended March 31, 2007, compared with the same period in 2006. The decrease in fee income was primarily attributable to a decrease in income from equity fund holdings. The increase in other income was primarily attributable to interest earned on Federal income taxes refunded in connection with a previous acquisition.

Non-Interest Expense

For the three months ended March 31, 2007, non-interest expense decreased $872,000, or 2.9%, to $29.3 million, compared to $30.2 million for the three months ended March 31, 2006. Net occupancy expense decreased $272,000 for the quarter ended March 31, 2007, compared with the same period in 2006, primarily as a result of reductions in equipment maintenance costs and depreciation expense. Advertising expense decreased $254,000 for the quarter ended March 31, 2007, compared with the same period in 2006. Amortization of intangibles decreased $199,000 for the quarter ended March 31, 2007, compared with the same period in 2006, as a result of scheduled reductions in core deposit intangible amortization. Compensation and employee benefits expense decreased $187,000 for the quarter ended March 31, 2007, compared with the same period in 2006, primarily due to decreases in medical benefit costs as a result of changes in plan design, benefits and participant contributions implemented in the second half of 2006.

The Company's annualized non-interest expense as a percentage of average assets was 2.09% for the quarter ended March 31, 2007, compared with 2.06% for the same period in 2006. The efficiency ratio (non-interest expense divided by the sum of net interest income and non-interest income) was 65.18% for the quarter ended March 31, 2007, compared with 59.56% for the same period in 2006. The Company's expense and efficiency ratios have been

adversely impacted by reductions in assets and revenue resulting from the Company's de-leveraging of the balance sheet given the current unfavorable interest rate environment.

Asset Quality

The Company continues to emphasize asset quality. Total non-performing loans at March 31, 2007 were $7.6 million, or 0.20% of total loans, compared with $7.5 million, or 0.20% of total loans at December 31, 2006, and $5.8 million, or 0.16% of total loans at March 31, 2006. At March 31, 2007 the Company's allowance for loan losses was 0.87% of total loans, compared with 0.86% of total loans at December 31, 2006 and March 31, 2006. The Company recorded a provision for loan losses of $300,000 for the quarter ended March 31, 2007, compared with a provision of $555,000 for the quarter ended March 31, 2006. For the three months ended March 31, 2007, the Company had net charge-offs of $56,000, compared with net charge-offs of $631,000 for the same period in 2006. The decrease in the loan loss provision for the three months ended March 31, 2007, compared with the same period in 2006, was primarily attributable to a $33.9 million decrease in the loan portfolio balance at March 31, 2007, compared to March 31, 2006.

Income Tax Expense

For the three months ended March 31, 2007, the Company's income tax expense was $4.6 million. This compares with $6.2 million for the same period in 2006. The decrease in income tax expense was primarily attributable to reduced income before income taxes. For the three months ended March 31, 2007, the Company's effective tax rate was 29.7%, compared with 30.8% for the three months ended March 31, 2006. The reduction in the Company's effective tax rate was a result of a larger proportion of the Company's income being derived from tax-exempt interest and Bank-owned life insurance appreciation, as well as state tax benefits recorded on subsidiary company net operating losses.

Acquisition of First Morris Bank & Trust

On April 1, 2007, First Morris Bank & Trust ("First Morris"), was merged with and into the Company's subsidiary, The Provident Bank. Consideration was paid to First Morris stockholders in a combination of stock and cash. The merger added nine branches to The Provident Bank, with deposits of $508.6 million as of March 31, 2007 in Morris County, New Jersey. The Company's financial condition and results of operations at and for the quarter ended March 31, 2007 do not include First Morris.


About the Company

Provident Financial Services, Inc. is the holding company for The Provident Bank, a community-oriented bank offering a full range of retail and commercial loan and deposit products. At March 31, 2007, the Bank operated 75 full service branches throughout northern and central New Jersey.

Post Earnings Conference Call

Representatives of the Company will hold a conference call for investors at 10:00 a.m. Eastern Time on April 26, 2007 regarding highlights of the Company's first quarter 2007 financial results. The call may be accessed by dialing 1-877-407-8035 (Domestic) or 1-201-689-8035 (International). Internet access to the call is also available (listen only) at www.providentnj.com by going to Investor Relations and clicking on Webcast.

Forward Looking Statements

Certain statements contained herein are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the
Securities  Exchange  Act  of  1934.  Such  forward-looking  statements  may  be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, in particular risks and uncertainties associated with the successful integration of the operations of First Morris Bank & Trust, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
                      Consolidated Statements of Condition
                March 31, 2007 (Unaudited) and December 31, 2006
                             (Dollars in Thousands)


Assets                                     March 31, 2007     December 31, 2006
                                     --------------------   --------------------


Cash and due from banks              $           79,769      $          89,390
Short-term investments                            2,655                  2,667
                                     --------------------   --------------------
     Total cash and cash equivalents             82,424                 92,057
                                     --------------------   --------------------

Investment securities (market value
 of $377,755 at March 31, 2007
 (unaudited) and $386,380 at
 December 31, 2006)                             380,084                389,656
Securities available for sale, at fair value    735,385                790,894
Federal Home Loan Bank stock                     31,248                 35,335

Loans                                         3,765,204              3,783,664
  Less allowance for loan losses                 32,678                 32,434
                                     --------------------   --------------------
     Net loans                                3,732,526              3,751,230
                                     --------------------   --------------------

Foreclosed assets, net                              757                    528
Banking premises and equipment, net              59,126                 59,811
Accrued interest receivable                      20,241                 21,705
Intangible assets                               428,381                429,718
Bank-owned life insurance                       117,603                116,271
Other assets                                    108,258                 55,759
                                     --------------------   --------------------
     Total assets                    $        5,696,033     $        5,742,964
                                     ====================   ====================

Liabilities and Stockholders' Equity
Deposits:
     Demand deposits                 $          989,866     $        1,005,679
     Savings deposits                         1,257,575              1,261,282
     Certificates of deposit of
       $100,000 or more                         404,089                393,834
     Other time deposits                      1,159,035              1,165,668
                                     --------------------   --------------------
     Total deposits                           3,810,565              3,826,463

Mortgage escrow deposits                         18,898                 17,616
Borrowed funds                                  815,083                840,990
Other liabilities                                36,038                 38,739
                                     --------------------   --------------------
     Total liabilities                        4,680,584              4,723,808
                                     --------------------   --------------------

Stockholders' Equity:
Preferred stock, $0.01 par value,
  50,000,000 shares authorized,
  none issued                                   --                        --
Common stock, $0.01 par value,
  200,000,000 shares authorized,
  79,879,017 shares issued and
  62,621,748 shares outstanding at
  March 31, 2007, and 79,879,017
  shares issued and 63,233,548
  shares outstanding at
  December 31, 2006                                 799                    799
Additional paid-in capital                      939,670                937,616
Retained earnings                               429,429                424,958
Accumulated other comprehensive loss             (5,557)                (7,150)
Treasury stock at cost                         (279,094)              (266,587)
Unallocated common stock held by
  Employee Stock Ownership Plan                 (69,798)               (70,480)
Common Stock acquired by the Directors'
  Deferred Fee Plan                             (12,890)               (13,010)
Deferred compensation - Directors'
  Deferred Fee Plan                              12,890                 13,010
                                     --------------------   --------------------
     Total stockholders' equity               1,015,449              1,019,156
                                     --------------------   --------------------
     Total liabilities and
        stockholders' equity         $        5,696,033     $        5,742,964
                                     ====================   ====================


                PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
                        Consolidated Statements of Income
                   Three Months Ended March 31, 2007 and 2006
                  (Dollars in thousands, except per share data)

                                                         Three Months Ended
                                                              March 31
                                                  ------------------------------
                                                        2007           2006
                                                  ------------- ----------------
                                                            (Unaudited)
Interest income:
 Real estate secured loans                        $      40,202          39,293
 Commercial loans                                         7,673           6,398
 Consumer loans                                           8,912           8,166
 Investment securities                                    3,985           4,298
 Securities available for sale                            9,208          11,329
 Other short-term investments                                43              69
 Federal funds                                                4              41
                                                  ------------- ----------------
                   Total interest income                 70,027          69,594
                                                  ------------- ----------------

Interest expense:
 Deposits                                                24,127          17,661
 Borrowed funds                                           8,626           8,143
 Subordinated debentures                                     --             407
                                                  ------------- ----------------
                   Total interest expense                32,753          26,211
                                                  ------------- ----------------
                   Net interest income                   37,274          43,383

Provision for loan losses                                   300             555
                                                  ------------- ----------------

                   Net interest income after
                   provision for loan losses             36,974          42,828
                                                  ------------- ----------------

Non-interest income:
 Fees                                                     5,426           5,807
 Bank-owned life insurance                                1,332           1,259
 Net gain on securities transactions                         --               5
 Other income                                               968             262
                                                  ------------- ----------------
                   Total non-interest income              7,726           7,333
                                                  ------------- ----------------

Non-interest expense:
 Compensation and employee benefits                      16,170          16,357
 Net occupancy expense                                    4,543           4,815
 Data processing expense                                  2,054           1,884
 Amortization of intangibles                              1,369           1,568
 Advertising and promotion expense                          787           1,041
 Other operating expenses                                 4,409           4,539
                                                  ------------- ----------------
                   Total non-interest expense            29,332          30,204
                                                  ------------- ----------------
                   Income before income tax
                   expense                               15,368          19,957
Income tax expense                                        4,560           6,155
                                                  ------------- ----------------
                   Net income                     $      10,808          13,802
                                                  ============= ================

Basic earnings per share                                  $0.18           $0.22
Average basic shares outstanding                     59,052,312      63,440,313
Diluted earnings per share                                $0.18           $0.22
Average diluted shares outstanding                   59,052,312      64,180,995


                       PROVIDENT FINANCIAL SERVICES, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
              (Dollars in thousands, except share data) (Unaudited)

                                                         At or for the Three
                                                             Months Ended
                                                              March 31,
                                                  ------------------------------
                                                           2007          2006
                                                           ----          ----
INCOME STATEMENT:
Net interest income                                     $37,274         $43,383
Provision for loan losses                                   300             555
Non-interest income                                       7,726           7,333
Non-interest expense                                     29,332          30,204
Income before income tax expense                         15,368          19,957
Net income                                               10,808          13,802
Basic earnings per share                                  $0.18           $0.22
Diluted earnings per share                                $0.18           $0.22
Interest rate spread                                      2.54%           2.92%
Net interest margin                                       3.02%           3.31%

PROFITABILITY:
Annualized return on average assets                       0.77%           0.94%
Annualized return on average equity                       4.32%           5.22%
Annualized non-interest expense to average assets         2.09%           2.06%
Efficiency ratio (1)                                     65.18%          59.56%


ASSET QUALITY:
Non-accrual loans                                         7,321           5,790
90+ and still accruing loans                                274              --
Non-performing loans                                      7,595           5,790
Foreclosed assets                                           757             305
Non-performing loans to
    total loans                                           0.20%           0.16%
Non-performing assets to
    total assets                                          0.15%           0.10%
Allowance for loan losses                               $32,678         $31,904
Allowance for loan losses to
    non-performing loans                                430.26%         551.02%
Allowance for loan losses to
    total loans                                           0.87%           0.86%

AVERAGE BALANCE SHEET DATA:
Assets                                               $5,678,517      $5,957,241
Loans, net                                            3,739,707       3,689,510
Earning assets                                        4,930,771       5,205,688
Core deposits                                         2,228,580       2,396,316
Borrowings                                              822,127         960,041
Interest-bearing liabilities                          4,175,573       4,373,982
Stockholders' equity                                  1,015,177       1,072,176
Average yield on interest-
    earning assets                                        5.72%           5.35%
Average cost of interest-
    bearing liabilities                                   3.18%           2.43%


Notes
-----
(1) Efficiency Ratio Calculation
                                                         Three Months Ended

                                                              March 31,
                                                              ---------
                                                            2007           2006
                                                            ----           ----
Net interest income                                      $37,274        $43,383
Non-interest income                                        7,726          7,333
                                                           -----          -----
Total income                                             $45,000        $50,716
                                                         =======        =======

Non-interest expense                                     $29,332        $30,204
                                                         =======        =======

    Expense/Income:                                       65.18%         59.56%
                                                          ======         ======


Average Quarterly Balance
NET INTEREST MARGIN ANALYSIS
(Unaudited) (Dollars in thousands)
                                                          March 31, 2007                             December 31, 2006

                                                Average                      Average           Average                   Average
                                                Balance        Interest    Yield/Cost          Balance     Interest    Yield/Cost
                                            ------------------------------------------    ----------------------------------------
Interest-Earning Assets:
     Federal Funds Sold and
      Other Short-Term
Investments                                  $     3,290     $      47           5.92 %    $     14,643   $    225           6.10  %
     Investment Securities (1)                   386,209         3,985           4.13           396,110      4,115           4.16
     Securities Available for Sale               767,911         8,616           4.49           819,641      9,135           4.46
     Federal Home Loan Bank Stock                 33,654           592           7.13            33,632        534           6.30
     Net Loans (2)
         Total Mortgage Loans                  2,758,455        40,202           5.86         2,737,212     40,275           5.87
         Total Commercial Loans                  395,398         7,673           7.87           403,591      7,522           7.39
         Total Consumer Loans                    585,854         8,912           6.16           590,781      9,178           6.17
                                             ------------      --------                      -----------    -------
         Total Interest-Earning Assets         4,930,771        70,027           5.72         4,995,610     70,984           5.66
                                                               --------        -------                      -------        ---------

Non-Interest Earning Assets:

     Cash and Due from Banks                      78,251                                         81,024
     Other Assets                                669,495                                        678,344
                                             ------------                                    -----------
         Total Assets                        $ 5,678,517                                   $  5,754,978
                                             ============                                    ===========

Interest-Bearing Liabilities:
     Demand Deposits                         $   549,547         2,353           1.74 %    $    568,906      2,448           1.71  %
     Savings Deposits                          1,244,044         4,975           1.62         1,292,394      5,182           1.59
     Time Deposits                             1,559,855        16,799           4.37         1,563,205     16,654           4.23
                                             ------------      --------                      -----------    -------
         Total Deposits                        3,353,446        24,127           2.92         3,424,505     24,284           2.81
                                                               --------                                     -------

Borrowed Funds:
         Total Borrowings                        822,127         8,626           4.26           821,304      8,168           3.95
                                             -------------     --------                      -----------    -------
         Total Interest-Bearing Liabilities    4,175,573        32,753           3.18         4,245,809     32,452           3.03
                                                               --------        -------                      -------        ---------

Non-Interest Bearing Liabilities                 487,767                                        495,009
                                             -------------                                   -----------
         Total Liabilities                     4,663,340                                      4,740,818
Stockholders' Equity                           1,015,177                                      1,014,160
                                             -------------                                   -----------
         Total Liabilities & Stockholders'
            Equity                           $ 5,678,517                                   $  5,754,978
                                             =============                                   ===========

Net interest income                                          $  37,274                                    $ 38,532
                                                               ========                                     =======

Net interest rate spread                                                         2.54 %                                      2.63 %
                                                                                 ====                                        ====

Net interest-earning assets                  $   755,198                                   $    749,801
                                             =============                                   ===========

Net interest margin (3)                                                          3.02 %                                      3.08 %
                                                                                 ====                                        ====
Ratio of interest-earning assets to
  interest-bearing liabilities                      1.18  x                                        1.18  x

--------------------------------------------------------------------------------
(1)  Average outstanding balance amounts shown are amortized cost.
(2) Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
(3) Annualized net interest income divided by average interest-earning assets.

The following table summarizes the net interest margin for the previous year, inclusive.

                                                  3/31/07         12/31/06        9/30/06          6/30/06         3/31/06
                                                  1stQtr.          4th Qtr.       3rd Qtr.         2nd Qtr.        1st Qtr.
                                                  -------         ---------       --------         --------        --------
Interest-Earning Assets:
 Securities                                          4.45%            4.43%         4.34%           4.29%           4.15%
 Net Loans                                           6.12%            6.08%         6.06%           5.99%           5.84%
    Total Interest-Earning Assets                    5.72%            5.66%         5.61%           5.52%           5.35%

Interest-Bearing Liabilities
 Total Deposits                                      2.92%            2.81%         2.63%           2.29%           2.10%
 Total Borrowings                                    4.26%            3.95%         3.92%           3.82%           3.61%
    Total Interest-Bearing Liabilities               3.18%            3.03%         2.88%           2.61%           2.43%

 Interest Rate Spread                                2.54%            2.63%         2.73%           2.91%           2.92%
 Net Interest Margin                                 3.02%            3.08%         3.17%           3.33%           3.31%
 Ratio of Interest-Earning Assets to
    Interest-Bearing Liabilities                     1.18x            1.18x         1.18x           1.19x           1.19x